EXHIBIT 10f1

                                   AGREEMENT

                  AGREEMENT made as of January 1, 1995 between AMERICAN BRANDS, INC., a Delaware corporation (the "Company"), and THOMAS C. HAYS (the "Executive")

                             W I T N E S S E T H :

                  The parties hereto do hereby agree as follows:

                  Section 1. PURPOSE. The Executive is currently employed by the Company and has throughout his period of employment rendered valuable service to the Company. The Company desires to continue to have the benefits of the Executive's knowledge and experience as a full-time employee of the Company and considers the continued employment of the Executive to be a vital element in protecting and enhancing the best interests of the Company and its stockholders. The purpose of this Agreement is to provide the supplemental retirement benefits set forth in this Agreement as an added inducement to the Executive to remain in the employ of the Company.

                  Section 2. RETIREMENT BENEFITS. If the Executive's employment is terminated by death or disability, or if the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate his employment for Good Reason, then in addition to the retirement benefits to which the Executive is entitled under the Pension Plans, the Company shall pay to or on behalf of the Executive, monthly beginning at the date payments commence under the Supplemental Plan an amount equal to the excess of (i) over
(ii) below where

                   (i) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of each of the Pension Plans (without regard to any termination or amendment made subsequent to the date hereof which adversely affects in any manner the computation of the Executive's benefits) determined as if he were fully vested thereunder and had accumulated an additional period of Service thereunder (subsequent to his Termination Date) to his Normal Retirement Date at his rate of Actual Earnings in effect on the date hereof plus any increases subsequent thereto, and where

                  (ii) equals the sum of the aggregate monthly amounts of pension payments (determined as a straight life annuity) to which the Executive is entitled under the terms of each of the Pension Plans.

For purposes of clause (i) there shall be considered as part of the Executive's Actual Earnings for the period from his Termination Date to his Normal Retirement Date for purposes of determining his highest consecutive calendar five-year average rate of Actual Earnings the sum of (A) the Executive's annual base salary at the rate in effect on the date hereof plus any increases subsequent thereto plus (B) the amount awarded to the Executive under the Incentive Compensation Plans for the year immediately prior to his Termination Date (whether or not paid) but not less than the amount the Executive would have received for such year if the Executive had been awarded the same percentage of the total amount available for allotment for such year as the percentage awarded to him for the last year prior to his Termination Date for which an award was actually paid. The supplemental pension benefits determined under this Section 2 shall be payable by the Company to the Executive and his contingent annuitant, if any, or as a spouse's benefit to the Executive's spouse if the Executive dies prior to commencement of benefits under this Agreement, in the same manner and for the same period as his pension benefits under the Supplemental Plan and shall be adjusted actuarially to reflect payment in a form other than a straight life annuity. Benefits hereunder which commence prior to age 60 shall be actuarially reduced to reflect early commencement to the extent, if any, provided in the Supplemental Plan as if the Executive's Termination Date were an Early Retirement Date. In the event that the Corporate Employee Benefits Committee (or successor thereto) of the Company directs that the Executive's benefits under the Supplemental Plan are to be paid as a single sum, such Committee may also direct that an actuarially equivalent single sum payment be made of the retirement benefits payable under this Agreement. In the event the Company segregates assets which are intended to be a source for payment of benefits under this Agreement and the benefits are determined to be taxable to the Executive prior to actual receipt thereof, a single sum payment shall be made to the Executive in an amount sufficient to pay such taxes and any interest and penalties notwithstanding that the Executive may not then have terminated employment, which payment for taxes shall then be used as an offset to the benefits thereafter payable pursuant to this Agreement which shall also be paid in an actuarially equivalent single sum payment promptly upon termination of employment. Actuarial equivalence of a single sum payment in cash shall be determined using 120% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation for the purposes of determining the present value of a single sum distribution on plan termination and the mortality table used at the time under the Retirement Plan for funding purposes.

                  Section 3. OTHER COMPENSATION AND BENEFITS. This Agreement and the obligations of the Company hereunder shall not be in derogation of any other obligations of the Company not set forth herein to pay any compensation or to pay or provide any benefit to the Executive; provided that (a) any amount otherwise payable to the Executive pursuant to Section 2(d) of the Agreement dated October 27, 1987 between the Company and the Executive, as amended (the "Compensation Agreement"), shall be reduced by the amount of any payments under this Agreement and (b) any amount otherwise payable to the Executive pursuant to this Agreement shall be reduced by the amount of any payments made by the Company to the Executive under Section 2(d) of the Severance Agreement dated as of March 1, 1988 between the Company and the Executive, as amended.

                  Section 4. DEFINITIONS. The following words shall have the following meanings in this Agreement:

                     (i) ACTUAL EARNINGS. Actual Earnings shall have the same meaning as set forth in the Retirement Plan on the date hereof or any amendment thereto which has the effect of increasing Actual Earnings.

                    (ii) CAUSE. Termination of employment by the Company for Cause shall be deemed to have occurred only if (A) termination shall have been the result of (I) an act or acts of dishonesty on the Executive's part constituting a felony and intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company, or (II) the Executive's willful and continued failure substantially to perform his duties and responsibilities (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties, and (B) there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors of the Company at a meeting thereof called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such Board), finding that in the good faith opinion of the Board of Directors of the Company the Executive was guilty of conduct set forth above in clause
         (A)(I) or (A)(II) of this paragraph and specifying the particulars thereof in detail. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based (x) was done or omitted to be done (1) as a result of bad judgment or negligence on his part, or (2) without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled or (3) as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (y) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of payment of expenses under the By-laws of the Company or the laws of the state of its incorporation or the directors' or officers' liability insurance of the Company, in each case as in effect at the time of such act or failure to act.

                     (iii) GOOD REASON. Termination of employment by the Executive for Good Reason shall be deemed to have occurred only if the Executive terminates his employment for any of the following reasons:

                           (A) without the Executive's express written consent,
                  any material reduction in the aggregate duties, responsibilities and authority assigned to him as of the date hereof, or the assignment to him of any duties, responsibilities or authority inconsistent with the duties, responsibilities and authority assigned to him as of the date hereof, or a change in his reporting responsibilities, titles, offices or other positions as in effect on the date hereof, or any removal of the Executive from, or any failure to re-elect the Executive to, any of such positions, except in connection with the termination of his employment as a result of his death or by the Company for disability or Cause or by the Executive other than for Good Reason;

                           (B) a reduction by the Company in the Executive's
                  base salary as in effect on the date hereof plus all increases therein subsequent thereto;

                           (C) the failure of the Company substantially to
                  maintain and to continue the Executive's participation in the Company's benefit plans as in effect on the date hereof and with all improvements therein subsequent thereto (other than those plans or improvements that have expired thereafter in accordance with their original terms), or the taking of any action which would materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him on the date hereof or subsequently. For the purposes hereof such benefit plans shall include, but not be limited to, the Incentive Compensation Plans, the Pension Plans, the Profit-Sharing Plan and the Company's Long-Term Incentive Plan;

                           (D) the sum of the Executive's base salary and the
                  amount paid to the Executive as incentive compensation under the Incentive Compensation Plans for any calendar year during the term hereof is less than 90% of the sum of the Executive's base salary and the amount paid to the Executive under the Incentive Compensation Plans for 1993 or any subsequent year during the term hereof for which the sum of such amounts was greater; provided, however, that this paragraph shall not be applicable if the cause of the reduction of the sum of the Executive's base salary and incentive compensation is a reduction in the income of the Company available to be awarded to participants under the Incentive Compensation Plans;

                           (E) the relocation of the Company's principal
                  executive offices to a location more than 35 miles from their location on the date hereof or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations on the date hereof;

                           (F) the failure of the Company to provide the
                  Executive during each calendar year with a number of paid vacation days at least equal to the number of paid vacation days to which he was entitled at the date hereof plus any increases therein subsequent thereto; or

                           (G) any failure of the Company to comply with and
                   satisfy Section 5. (iv) INCENTIVE COMPENSATION PLANS. Incentive Compensation Plans means the incentive compensation provisions of Article XII of the By-laws of the Company and any other plans and arrangements of the Company and its affiliates.

                     (v) NORMAL RETIREMENT DATE. Normal Retirement Date means the last day of the month in which the Executive attains age 65.

                    (vi) PENSION PLANS. Pension Plans means the Retirement Plan, the Supplemental Plan and any other program, practice or arrangement (other than this Agreement) of the Company or any affiliate thereof to provide the Executive with a defined pension benefit after termination of employment and in effect on the date hereof or hereafter adopted.

                   (vii) RETIREMENT PLAN. Retirement Plan means the Retirement Plan for Employees and Former Employees of American Brands, Inc.

                  (viii) SERVICE. Service has the meaning set forth in the Retirement Plan on the date hereof.

                    (ix) SUPPLEMENTAL PLAN. Supplemental Plan means the Supplemental Retirement Plan of American Brands, Inc.

                     (x) TERMINATION DATE. Termination Date means the date the Executive's employment is terminated whether for Good Reason, death, disability, Cause or any other reason.

                  Section 5. SUCCESSORS; BINDING AGREEMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, and any parent company thereof, by agreement or agreements in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement, and in the case of any such parent company expressly to guarantee and agree to cause the performance of this Agreement, in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

                  This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive and, in the event of his death, his spouse or contingent annuitant, if any, and his personal or legal representatives.

                  Section 6. FUNDING. The Company may, but shall not be obligated to, set aside any funds to fulfill its obligations under this Agreement. Benefits hereunder may also be funded in accordance with the terms of the employee grantor trust arrangement set forth in the Trust Agreement made as of November 1, 1993 among the Executive, the Company and The Chase Manhattan Bank (National Association) or the Segregated Account referred to in such Trust Agreement.

                  Section 7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement cannot be modified or any term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the modification or waiver is sought. No waiver by either party hereto at any time of any beach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 8. SEPARABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  Section 9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

                  Section 10. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and its seal to be hereunto affixed and attested and the Executive has hereunto set his hand as of the 28th day of November, 1994.

[Seal]                              AMERICAN BRANDS, INC.

Attest:

Louis F. Fernous, Jr.               By  Steven C. Mendenhall
---------------------                   --------------------
Vice President and                      Steven C. Mendenhall
Secretary                               Vice President and
                                        Chief Administrative Officer

                                    Thomas C. Hays
                                    --------------
                                    Thomas C. Hays





Subscribed and sworn to before me, a Notary Public in and for the County of Fairfield and State of Connecticut, this 27th day of December 1994.

                                                GAIL D. MORGAN
                                                --------------
                                                Notary Public





NY2: 25203.01